April 20, 1998
To the Shareholders
and Board of
Directors of
The Emerging
Markets Floating Rate
Fund Inc.

In planning and
performing our audit
of the financial
statements of The
Emerging Markets
Floating Rate Fund
Inc. (the "Fund")
for the year ended
February 27, 1998,
we considered its
internal control,
including control
activities for
safeguarding
securities, in order
to determine our
auditing procedures
for the purpose of
expressing our
opinion on the
financial statements
and to comply with
the requirements of
Form N-SAR, not to
provide assurance on
internal control.
The management of
the Fund is
responsible for
establishing and
maintaining internal
control.  In fulfilling
this responsibility,
estimates and judgments
by management are
required to assess
the expected benefits
and related costs of
controls.  Generally,
controls that are
relevant to an audit
pertain to the entity's
objective of preparing
financial statements
for external purposes
that are fairly presented
in conformity with
generally accepted
accounting principles.
Those controls include
the safeguarding of assets
against unauthorized
acquisition, use or
disposition.
Because of inherent
limitations in internal
control, errors or
fraud may occur and
not be detected.
Also, projection of
any evaluation of
internal control to
future periods is
subject to the risk
that it may become
inadequate because
of changes in
conditions or that
the effectiveness of
the design and
operation may
deteriorate.
Our consideration of
internal control would
not necessarily disclose
all matters in internal
control that might be
material weaknesses
under standards
established by the
American Institute of
Certified Public
Accountants.  A material
weakness is a condition
in which the design or
operation of one or more
of the internal control
components does not
reduce to a relatively
low level the risk that
misstatements caused by
error or fraud in
amounts that would be
material in relation
to the financial
statements being audited
may occur and not be
detected within a
timely period by
employees in the
normal course of
performing their
assigned functions.
However, we noted no
matters involving
internal control and
its operation, including
 controls for
safeguarding securities,
that we consider to be
material weaknesses as
defined above as of
February 27, 1998.
This report is intended
solely for the
information and use
of management and the
Board of Directors of
the Fund and the
Securities and
Exchange Commission.

PRICE WATERHOUSE LLP